UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2019

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2019, Mawae Morton resigned as Chief Executive Officer and as a director of Cyanotech Corporation (the “Company”) and its subsidiary. Mr. Morton’s resignation as Chief Executive Officer will be effective as of May 22, 2019; his resignation as a director became effective immediately. Concurrently with the Mr. Morton’s resignation as a director of the Company, the Board of Directors reduced the size of the Board from seven directors to six directors. As a result, there is currently no vacancy on the Board of Directors.

Effective April 22, 2019, the Company named its founder, Gerald R. Cysewski, Ph.D., as its President. Mr. Cysewski, who currently serves as the Company’s Executive Vice President and Chief Scientific Officer, will not receive any additional compensation for serving as the Company’s President. Mr. Cysewski’s compensation is disclosed in the Company’s Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on July 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2019

CYANOTECH CORPORATION

By:	/s/ Brian Orlopp_________________________ Name: Brian Orlopp Title: Chief Financial Officer